Exhibit 1

CEMEX Day 2013

February 14, 2013

Forward looking information

This presentation contains certain forward-looking statements and information relating to CEMEX, S.A.B. de C.V. and its subsidiaries (collectively, “CEMEX”) that are based on its knowledge of present facts, expectations and projections, circumstances and assumptions about future events. Many factors could cause the actual results, performance or achievements of CEMEX to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements, including, among others, changes in general economic, political, governmental, and business conditions globally and in the countries in which CEMEX operates, CEMEX’s ability to comply with the terms and obligations of the facilities agreement entered into with major creditors and other debt agreements, CEMEX’s ability to achieve anticipated cost savings, changes in interest rates, changes in inflation rates, changes in exchange rates, the cyclical activity of the construction sector generally, changes in cement demand and prices, CEMEX’s ability to benefit from government economic stimulus plans, changes in raw material and energy prices, changes in business strategy, changes in the prevailing regulatory framework, natural disasters and other unforeseen events and various other factors. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or targeted. Forward-looking statements are made as of the date hereof, and CEMEX does not intend, nor is it obligated, to update these forward-looking statements, whether as a result of new information, future events or otherwise.

UNLESS OTHERWISE NOTED, ALL FIGURES ARE PRESENTED IN DOLLARS, BASED ON INTERNATIONAL FINANCIAL REPORTING STANDARDS

Copyright CEMEX, S.A.B. de C.V. and its subsidiaries.

Jaime Elizondo

President South & Central America, and the Caribbean

February 14, 2013

Unique value creation strategy based on solutions

Five Pillar Strategy

1 Agile, flexible and market-focused organization

2 Commercial strategy to support market expansion and higher value creation

3 Results-driven operation with superior productivity

4 Full dedication and commitment from highly talented pool of employees

5 Excellent reputation and relationship with stakeholders

Portfolio of Solutions

Housing Infrastructure Solutions Solutions

Distributor

Channel Builder

& Industrial Solutions Solutions

A strategy built around customer needs and operational efficiency

Market Development

Housing New houses being Solutions built in the region

Infrastructure 500K m2 of Solutions pavement

Distribution

150 Construrama

Channel stores Solutions

Builders 13 onsite mini Solutions plants installed

Pricing

Domestic gray cement

+11% +5%

2010 2011 2012

Operational Excellence

Product Availability

Eliminate bottlenecks

New capacity in Colombia and Nicaragua

Efficiency

Energy consumption cost per ton reduced by 3.7% vs. 2011 ??Increased use of alternative fuels to 20%, vs. 9% in 2011

3

2 Further increasing our efficiency and production capacity

Actions to Assure Product Access

Increase grinding capacity in Colombia and Nicaragua ??Eliminate bottle necks of transport equipment ??Cement packing automation system ??Contingency spare parts to avoid stoppages

Energy Cost Improvement

Plan to increase alternative fuels

40%

25% 20%

9%

2011 2012 2013 2016

Ongoing actions to reduce power cost

Solar panels Long-term contracts

4

A continuing growth story

EBITDA variation 2012-2016

($ M)

112

267 70 1,040

251 703

EBITDA Volume Price Var. costs Fixed costs EBITDA 2012 & distribution 2016

We expect to grow close to 10% per year on average over the next four years

5

Ignacio Madridejos

President Northern Europe

February 14, 2013

Challenging short term, brighter medium term

2013 cement Cement 2013-2016E Cement volume consumption Avg. volume consumption guidance (1) 2013E growth 2016E

(kg per capita (2) ) (kg per capita (2) )

United Kingdom France Germany Poland

-4% 133 +4% 148

-3% 308 +2% 326 +2% 331 +2% 355 -4% 400 +4% 452

1) Cement volume guidance, except for France, where ready-mix guidance is presented

2) Based on internal demand forecasts and 2012 population data 3

Pricing is key to economic sustainability of the industry

Medium Term Price Targets for our Products

€ / ton 140 120 100 80 60 40 20 0

Country A Country B Country C

Price range to cover WACC

4

Towards 80% Alternative Fuels Substitution

Alternative Fuels Substitution 2012-2016E

(% of total fuels)

100 80 60 40 20 0

+12pp 2012

84 86 2016

77 80 76

73 72

68 62 59

Germany Poland UK Latvia Northern Europe

• Actively managing energy and fuels costs

• Strategically securing key inputs

5

Aiming at zero working capital days

Working Capital

(Average days)

29

18

4

0

2007 2012 2014 2016

Strict monitoring of payment terms ?Improved training and incentives for sales forces ?Extension of supplier finance program Aggressive inventory management ?Implementation of raw materials consignments

Continuous improvement programs across the region

6

Rationalizing our asset base

Asset Divestments

($ M)

350

280

2009-2012 2013-2016

Sale of non productive real estate in the UK

Disposal of idle offices in various countries

Divestment of non-core business units

$106M of divestments in 2012 Aiming for more than $100M in 2013

7

Selective growth with third party financing

74 TPF Transactions in 2012

(Breakdown by Country)

Norway Hungary Austria Latvia

Germany

Czech Rep.

Poland

UK

France

Aggregates Ready Mix Cement

Royalty schemes and local partnerships

Rental schemes and partnerships with equipment manufacturers

JVs to secure key inputs and fund environmentaly friendly projects

8

CEMEX Northern Europe – 2012-2016

EBITDA Evolution 2012-2016

($ M)

282 430

90 570

404 (1)

175

EBITDA Volumes Prices Var. Costs & Fixed EBITDA 2012 Distribution Costs 2016

1) Includes a $67M one-time benefit resulting from a change in a pension plan scheme in the region

9

Jaime Muguiro

President Mediterranean

February 14, 2013

Key markets affected by recession and social & political instability

Key markets affected by recession and social & political instability

Social and political transformation dampening short term growth Expect currency devaluation and a gradual reduction in energy subsidy Cement demand growing below full potential

Expect cycle to bottom out in 2013, with recovery starting next year Current cement demand at 1962 levels, at around 11 million tons Demand likely to increase to 15-20 million tons from 2016 onwards

Key markets affected by recession and social & political instability

Israel

Others

Economic growth remains strong, despite geopolitics Increased construction to drive demand for ready mix and aggregates Profitable opportunities to expand along the value chain

Croatia will join the EU in July 2013, underpinning structural reforms and future demand growth Gulf states still recovering and industry needs to consolidate

Positioned for a still challenging 2013; growth expected starting in 2014

Costs & Efficiencies

1 Continue downsizing to reduce personnel, SG&A, and corporate expenses

2 Shut down capacity to minimize fixed costs

3 Increase use of alternative fuels and production of low temperature clinker

Revenue

4 Pricing aligned with value before volume strategy

5 Increase the sale of special products, with better margins

6 Improve our offer of concrete paving & walling systems

Return on Capital

7 Reduce CAPEX and working capital

8 Divest non-core and mothballed assets

1 EBITDA has been supported by downsizing efforts in the region

Headcount

-46%

6,639

4,330

3,780 3,588

2007 2011 2012 2013E

Personnel Expenses

($ M)

-48%

281

235

192

146

2007 2011 2012 2013E

Fixed Costs

($ M)

-51%

434

313 264

215

2007 2011 2012 2013E

Corporate Expenses

($ M)

-64%

109

54

44 40 2007 2011 2012 2013E

Spain: significant downsizing in an unprecedented economic downturn

Headcount

-70%

2,996

1,609

1,091 900

2007 2011 2012 2013E

Personnel Expenses

($ M)

-70%

212

148

110

64

2007 2011 2012 2013E

Fixed Costs

($ M)

-74%

329

181

134

86

2007 2011 2012 2013E

Corporate Expenses

($ M)

-80%

72

27

18 14 2007 2011 2012 2013E

2 With the exception of Israel, we have shut down capacity across the region

Croatia

Shut-down 2 kilns representing 44% of clinker capacity

Spain

Shut down 12 kilns representing about 59% of clinker capacity Closed 71 ready-mix and mortar plants, reducing production capacity by 60% Closed 13 aggregates quarries representing 56% of production capacity

UAE

Closed 7 ready-mix plants, representing 44% of production capacity Sold mothballed ready-mix assets and mobile equipment

Egypt

Divested Damietta terminal ($1M )

3 Targeting further increases in alternative fuels

Spain

80%

60%

45%

10%

2007 2012 2013 2016

Egypt

50%

25% 17%

0%

2007 2012 2013 2016

Croatia

35%

11%

1% 4%

2007 2012 2013 2016

Introduction of petcoke in Egypt in 2013 to yield savings of $6—$8 per ton Switched to high-sulfur petcoke in Croatia, with savings of about $1 per ton

4 Our pricing strategy in 2013

Prices at end of 2012 & announced price Increases

Spain

Gray Cement: 73.3 €/ton—+13% Ready-mix: 48.0 €/m3—+5% ??Aggregates: 6.7 €/ton—+2%

Israel

Ready-mix: 292.7 NIS/m3—+6% Aggregates: 32.4 NIS/ton—+13%

Egypt

Gray Cement: 484.6 EGP/ton—+12% Ready-mix: 307.0 EGP/m3—+2% Aggregates: 34.0 EGP/ton—+3%

7 Continuing efforts to maximize cash generation

Severance Payments

($ M) 63

46 45

21

2008 2011 2012 2013

Avg. Working Capital Days

-68%

35

13

11 11

2008 2011 2012 2013

CAPEX

($ M)

-78%

275

73 72 59

2008 2011 2012 2013

8 Expect about $90M of asset sales in 2013-2015

Expectations for 2016

EBITDA variation 2012-2016

($ M)

151 226

28 65 413 375

EBITDA Volume Price Var. costs Fixed costs EBITDA

2012 & distribution 2016

Joaquin Estrada

President Asia

February 14, 2013

Country operations are moving up the value chain by entering into new businesses

Cement Aggregates Admixtures Ready mix

Philippines Bangladesh Thailand Malaysia China

Note: Lighter shade indicates possible new businesses

3

Growth in the region translating into strong results

Domestic Cement Sales Volume

(M tons)

5.7

4.6

4.1

2011 2012 2016

Sales and EBITDA

($ M)

Sales 781 EBITDA

542 506

158

79 97

2011 2012 2016

EBITDA

16% 18% 20%

Margin

4

Philippines: commercial initiatives allows us to provide integrated solutions to clients

Ready mix

Focus on high-quality special concretes and “green” production process.

Basic and non service-oriented market provides a good opportunity

Aggregates

Leading the industry with the introduction of limestone aggregates instead of basalt Facilities well located to serve main markets in the country

Admixtures

R&D and production of admixtures for specialized design applications. Basic and non service-oriented market provides a good opportunity

Construction Solutions

Paving and precast solutions Affordable housing services and solutions

5

Commercial initiatives to expand our value proposition in the rest of our portfolio

Bangladesh

Promoting premium-quality cement through new channels, brand-building and marketing initiatives

Thailand

Entering niche markets for cement products such as co-branded cement in the do-it-yourself segment

Malaysia

Promoting special products such as Concrete NEXT, Promptis and Self Compacting Concrete Leveraging asset base through contracted quarry operations

China

Focusing on specialized applications such as high-strength concrete Recognized as a top quality ready mix company

6

EBITDA expected to grow about 12% per year on average over the next 4 years

EBITDA variation 2012-2016

($ M)

46 69

18 158

46

99 53

17

EBITDA Volume Price Var. costs Fixed costs EBITDA

2012 & distribution 2016

EBITDA

18.2% +140 bps 19.6%

Margin

7